SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 2, 2011 and March 3, 2011 respectively, Anton H. George and Robert G. Jones, members of the Board of Directors of Vectren Corporation (the “Company”), adopted stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Under Rule 10b5-1, directors, officers, and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract providing for the sale of Company securities under specified conditions and at specified times.  Under 10b5-1 plans, an individual can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Transactions under Mr. George’s plan will not commence before March 7, 2011.  The plan provides for the sale of up to 1,384 shares which will be acquired through the exercise of stock options.  The plan will expire no later than April 30, 2012.  Shares will be sold in the open market at prevailing market prices and subject to minimum price thresholds specified in the plan.  The plan may be terminated or suspended if there are legal, contractual, or regulatory restrictions that would prohibit sales under the plan.

Mr. Jones is President and CEO of Old National Bancorp (“ONB”) and maintains an individual retirement account that contains shares of ONB common stock.  Under the plan, Mr. Jones will use fifty percent (50%) of the quarterly cash dividends paid on the ONB common stock held in the retirement account to purchase at prevailing market prices an equivalent amount of the Company’s common stock.  Such purchase will take place on the first business day following the payment of the ONB cash dividend.  Transactions under Mr. Jones’ plan commence following the next dividend paid by ONB.  The plan currently has no set expiration date, but can be terminated by the Company during a period when it would not be permissible under applicable law for Mr. Jones to trade in the Company's shares or when trading under the plan would have an adverse effect on the Company.  In addition, Mr. Jones cannot terminate the plan during a “blackout” period as defined under the rules issued by the U.S. Securities and Exchange Commission.

Mr. George advised the Company that he decided to implement a plan because he holds a tranche of options which will expire in 2012.  Mr. Jones is a newly elected board member and advised the Company that he decided to implement a plan to facilitate his ongoing acquisition of the Company’s common stock to increase his ownership interest in the Company and to also ensure his compliance with share ownership requirements applicable to non-employee Board members.

Transactions under the Plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
March 7, 2011

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer